Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Fold Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees To Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(c)	9,282,287	(3)	$4.29	$39,821,011.23	0.00015310	$6,096.60
Fees Previously Paid	—	—	—	—		—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—	—	—	—
		Total Offering Amounts					$39,821,011.23	0.00015310	$6,096.60
		Total Fees Previously Paid							$0.00
		Total Fee Offsets							$0.00
		Net Fee Due							$6,096.60

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of shares of common stock, par value $0.001 per share (“Common Stock”), of Fold Holdings, Inc. (the “Registrant”) that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of Common Stock on The Nasdaq Stock Market on July 7, 2025, in accordance with Rule 457(c) under the Securities Act.

(3)	Includes (i) up to 9,207,287 shares of Common Stock that the Registrant may elect, in its sole discretion, to issue and sell to SZOP Opportunities I, LLC (“SZOP”) pursuant to an Equity Purchase Facility Agreement, dated as of June 16, 2025, by and between the Registrant and SZOP (the “Facility”), subject to the satisfaction of the conditions and limitations of the Facility, and (ii) 75,000 shares of Common Stock issued as compensation to J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division, which acted as the placement agent in connection with the Facility.